Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Changes to Virtual
Format for 2020 Annual Meeting of Stockholders
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LOS ANGELES (May 1, 2020)—Hudson Pacific Properties, Inc. (the “Company” or “Hudson Pacific”) (NYSE: HPP) announced it will host its 2020 annual meeting (“the Annual Meeting”) virtually due to the public health impact of the coronavirus disease 2019 (COVID-19) and to support the health and well-being of our stockholders, employees and directors. As previously announced, the Annual Meeting will take place at 9:00 a.m. PT / 12:00 pm ET on Wednesday, May 20, 2020, but will be held in a virtual meeting format only.

As outlined in the Company's previously distributed proxy materials for the Annual Meeting, stockholders as of the close of business on March 20, 2020 (the “record date”) are entitled to participate and vote during the Annual Meeting. Stockholders may access the Annual Meeting online by visiting www.meetingcenter.io/266452321 and will be required to enter the control number provided on their proxy card or notice, as well as a password. The password for the meeting is HPP2020.

We encourage stockholders to log in to the website and access the webcast prior to the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting are available at www.meetingcenter.io/266452321. The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by internet, mail or phone, as described in the proxy materials.

About Hudson Pacific Properties

Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange

Hudson Pacific Properties, Inc.
Press Release

Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact:

Laura Campbell
Senior Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact:

Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com